UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2018

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 23rd Street New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2018, Blue Apron Holdings, Inc. (the “Company”) entered into Amendment No. 4 (the “Amendment”) to the Revolving Credit and Guaranty Agreement, dated as of August 26, 2016, as amended (the “Credit Agreement”), by and among the Company, Blue Apron, LLC, a wholly-owned subsidiary of the Company, certain other subsidiaries of the Company party thereto as subsidiary guarantors, the lenders party thereto (the “Lenders”), and Morgan Stanley Senior Funding, Inc. as administrative agent and collateral agent for the Lenders (the “Agent”).

Among other things, the Amendment:

•                  extends the final maturity of the Credit Agreement from August 26, 2019 to February 26, 2021;

•                  reduces the aggregate amount of the Lenders’ commitments to make revolving loans under the Credit Agreement from $200.0 million to $85.0 million;

•                  increases the interest rates applicable to loans under the Credit Agreement whereby loans under the Credit Agreement will bear interest as follows: (1) eurodollar rate loans will bear interest at a rate equal to the eurodollar rate plus 4.00% and (2) base rate loans will bear interest at a rate equal to the base rate plus 3.00%;

•                  requires the Company and its subsidiaries to maintain minimum aggregate amounts of liquidity (defined to include the Company’s and its subsidiaries’ unrestricted cash and cash equivalents) and quarterly consolidated adjusted EBITDA, in each case not less than the amounts specified in the Credit Agreement; and

•                  makes certain other changes to affirmative and financial reporting covenants and various negative covenants restricting the activities of the Company and its subsidiaries.

In connection with the execution of the Amendment, the Company repaid approximately $41.4 million of indebtedness under the Credit Agreement.  Following the execution of the Amendment, the $85.0 million of revolving commitments under the Credit Agreement were fully drawn.

In connection with the execution of the Amendment, the Company paid customary fees and expenses to the Agent.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On October 10, 2018, the Company announced the execution of the Amendment by a press release, which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B-2 of Form 8-K, the information set forth in or incorporated by reference into this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1

Amendment No. 4 to the Revolving Credit and Guaranty Agreement, dated as of October 9, 2018, by and among Blue Apron Holdings, Inc., Blue Apron, LLC, Morgan Stanley Senior Funding, Inc. and the other parties thereto.

99.1	Press Release dated October 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: October 10, 2018	By:	/s/ Benjamin C. Singer
Benjamin C. Singer
General Counsel and Secretary